UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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National Technical Systems, Inc.

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NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard
Calabasas, California 91302
________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held September 27, 2011
________________________________

To the Shareholders of National Technical Systems, Inc.:

Notice is hereby given that the 2011 Annual Meeting of Shareholders (the "Annual Meeting") of National Technical Systems, Inc., a California corporation ("NTS" or the "Company"), will be held at [●] on  Tuesday, September 27, 2011 at 11:00 a.m., [●] Time, for the purpose of considering and acting upon the following matters:

1.
Election of Directors.  To elect as Class III directors for terms expiring in 2014, and until their respective successors are duly elected and qualified, the following three nominees recommended by the Board of Directors: John Gibbons, Robert Lin, and Norman Wolfe.

2.
Ratify the Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2012.

3.
14a-8 Shareholder Proposal.  To vote on a non-binding shareholder proposal to urge the Board of Directors of the Company to hire an investment banking firm to initiate a search for a potential buyer of the company in order to maximize shareholder value.

4.
Shareholder Proposal to Amend the Company’s Bylaws. To consider a shareholder proposal to amend our Bylaws to (i) eliminate the range of the number of directors from nine (9) to seventeen (17), (ii) to fix the size of the Board of Directors at nine (9) members, and (iii) to provide that any further change in the size of the Board of Directors would require shareholder approval.

5.
Transaction of Other Business.  To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on [●], 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relating to the Annual Meeting, during ordinary business hours at the Company's principal offices located at 24007 Ventura Boulevard, Calabasas, California 91302.

The Board of Directors recommends that you vote as follows:

"FOR" Proposal 1--the election of each of the director-nominees named herein,

"FOR" Proposal 2—the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2012,

"AGAINST" Proposal 3--the shareholder proposal to advise the Board of Directors to retain an investment banker to solicit a sale of the Company,  and

"AGAINST" Proposal 4--the bylaw amendments proposed by the Shareholder Group (as defined below).

Please note that a group of shareholders, including Jack Lin, Ph.D., our former long-time CEO and Chairman, Luis Hernandez, Sidney Meltzner and CAS Foundation, an entity affiliated with Mr. Meltzner (collectively, the “Shareholder Group”), has provided notice that it intends to (i) nominate its own slate of three (3) nominees for election as directors at the Annual Meeting, in opposition to the three (3) director candidates we have nominated in Proposal 1, and (ii) propose the bylaw amendments set out in Proposal 4  for consideration at the Annual Meeting.  The Board of Directors believes that these actions are not in your best interests.

Our Board of Directors recommends that you vote "FOR" Proposals 1 and 2 and "AGAINST" Proposals 3 and 4 pursuant to the instructions on the enclosed [WHITE] proxy card or, if you do not receive a proxy card, the voting instruction form provided by your bank or broker.  You may receive proxy solicitation materials from the Shareholder Group, including an opposition proxy statement and proxy card. Our Board of Directors urges you NOT to vote with any proxy card that you may receive from the Shareholder Group. Even if you have previously signed a proxy card sent by the Shareholder Group, you have the right to change your vote by delivering a subsequent proxy using the enclosed [WHITE] proxy card or, if you do not receive a proxy card, the voting instruction form provided by your bank or broker. Only the latest dated proxy card or voting instruction form you vote will be counted.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting to be held on September 27, 2011: In accordance with rules issued by the Securities and Exchange Commission, you may access our January 31, 2011 fiscal year end Annual Report and our Proxy Statement at http://materials.proxyvote.com/[638104] which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

Calabasas, California	Raffy Lorentzian
Secretary
[●], 2011

YOU ARE URGED TO VOTE BY MARKING, SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.  THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.  WE URGE YOU NOT TO SIGN AND RETURN ANY PROXY CARD OR VOTING INSTRUCTION CARD THAT YOU MAY RECEIVE FROM THE SHAREHOLDER GROUP AND TO SIGN AND RETURN ONLY THE [WHITE] PROXY CARD THAT YOU RECEIVE FROM THE COMPANY. EVEN A VOTE AGAINST THE SHAREHOLDER GROUP’S NOMINEES ON ITS PROXY CARD WILL CANCEL ANY PROXY PREVIOUSLY GIVEN TO THE COMPANY. EVEN IF YOU SIGN A PROXY CARD SENT TO YOU BY THE SHAREHOLDER GROUP, YOU MAY REVOKE IT AND PROVIDE YOUR SUPPORT FOR THE COMPANY’S DIRECTOR NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED [WHITE] PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT.

NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard,
Calabasas, California 91302
____________________________

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To be held September 27, 2011
___________________________

INFORMATION CONCERNING SOLICITATION AND VOTING STOCK

General

This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Shareholders (the "Annual Meeting") of National Technical Systems, Inc., a California corporation ("NTS" or the "Company"), to be held at [●] on Tuesday,  September 27, 2011 at 11:00 a.m., [●] Time, and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying notice and form of proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Annual Meeting on or about [●], 2011.

The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 is included with this Proxy Statement.  An electronic copy of the Annual Report is also available free of charge on the Securities and Exchange Commission ("SEC") website located on the Internet at www.sec.gov.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed.  Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised. Revocation may be accomplished by the execution of a later dated proxy, or a later casted Internet or telephone vote, with regard to the same shares or by giving notice in writing to the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302, or in person at the Annual Meeting.  Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

If you have previously signed a proxy card sent to you by the Shareholder Group, you may change your vote by marking, signing, dating and returning the enclosed [WHITE] proxy card in the accompanying postage-paid envelope or by voting by telephone or through the Internet.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted "FOR" Proposal 1—the election of each of the director-nominees named herein, "FOR" Proposal 2--ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2012,  “AGAINST” Proposal 3--the shareholder proposal to advise the Board of Directors to retain an investment banker to solicit a sale of the Company, “AGAINST” Proposal 4 the Bylaw amendments proposed by the Shareholder Group, and, if any other business is properly presented at the Annual Meeting, such proxy will be voted in accordance with the recommendations of management of the Company.

Proxy Solicitation Costs

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of the Company. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. As a result of the potential solicitation of proxies by the Shareholder Group, our expenses related to our solicitation of proxies will exceed those normally spent for an annual meeting. Such additional costs, excluding the costs of litigation (if any), are expected to aggregate up to approximately $[●], of which approximately $[●] has been spent to date. We will not pay additional compensation to our directors, officers or employees for these activities. The Company has retained Okapai Partners LLC to assist in the solicitation of proxies for the annual meeting and has agreed to pay Okapi Partners LLC a fee not to exceed $[●], plus reimbursement of out-of-pocket costs and expenses.  Okapi will employ approximately thirty-five persons in connection with its solicitation. We have also agreed to indemnify Okapi against various liabilities and expenses that relate to or arise out of its solicitation of proxies. Brokers, banks and other persons will be reimbursed by the Company for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial shareholders.

Quorum; Voting Rights

The close of business on [●], 2011, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at [●], 2011, consisted of [●] shares of no par value common stock ("Common Stock"). Voting securities include unvested restricted shares.  Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies approving matters recommended by the Board of Directors.

A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors.  The affirmative vote of a majority of votes cast at the Annual Meeting is required for (i)  ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2011, (ii) approval of the shareholder proposal to advise the Board of Directors to retain and investment banking firm to solicit a sale of the Company, and (iii) approval of the shareholder proposal to amend the bylaws.

Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in such shareholder’s name on the books of the Company as of the record date on any matter submitted to the shareholders. In voting for the election of directors, shareholders do not have the right to cumulate their votes.  Brokers who hold shares of Common Stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members.  Members of the New York Stock Exchange (NYSE) are permitted to vote their clients' proxies in their own discretion on certain matters if the clients have not furnished prior voting instructions.  However, the NYSE defines various proposals as "non-discretionary" or “non-routine” and brokers who have not received voting instructions from their clients do not have discretion to vote on those items.  Brokers do not have discretion to vote a client’s shares on non-routine matters such as Proposals 1, 3 and 4. However, brokers do have discretion to vote a client’s on routine matters such as Item 2.  When a broker votes a client's shares on some but not all of the proposals at a meeting, the withheld votes are referred to as "broker non-votes."

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company has a classified Board of Directors, which currently consists of a total of nine directors, who are divided among the three classes.  All directors serve until their respective successors are duly elected and qualified.  At each annual meeting of the shareholders, directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The term of the Company's Class III directors will expire on the date of the upcoming Annual Meeting.  Accordingly, three persons are to be elected to serve as Class III directors.  The Nominating Committee of the Board of Directors selected, and the Board of Directors approved, John Gibbons, Robert Lin, and Norman Wolfe, as nominees for election at the Annual Meeting. Mr. Gibbons was elected to serve at the annual meeting of shareholders in 2009, but was subsequently moved to a Class III director.  Messrs Lin and Wolfe were elected to serve as directors at the annual meeting of shareholders in 2008. If elected, Messrs. Gibbons, Lin, and Wolfe will serve as directors until the Company's annual meeting of shareholders in 2014, and until their successors are duly elected and qualified.  If any one of Messrs. Gibbons, Lin or Wolfe declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the Board of Directors may designate, although the Company is unaware of a reason why any of these nominees would be unable or unwilling to serve as a director.

The Company has received notice from a group of shareholders, including Jack Lin, Ph.D., our former long-time CEO and Chairman, Luis Hernandez, Sidney Meltzner and CAS Foundation, an entity affiliated with Mr. Meltzner (collectively, the “Shareholder Group”), of its intention to nominate three (3) nominees for election to the Company’s Board of Directors at the Annual Meeting.

The Shareholder Group’s nominees are not endorsed by the Company’s Board of Directors. We urge shareholders NOT to vote any proxy card that you may receive from the Shareholder Group. The Company’s Board of Directors urges you to vote FOR John Gibbons, Robert Lin, and Norman Wolfe as Class III directors.

The Company is not responsible for the accuracy of any information provided by or relating to the Shareholder Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Shareholder Group or any other statements that the Shareholder Group may otherwise make.

Members of the Board of Directors

The following sets forth, as of July 20, 2010, the names of, and certain information concerning the Company's directors and the director-nominees:

Name	Age	Position or Office	Director Since	End of Term
Class III Directors:
John Gibbons	62	Independent Consultant	2003	2011(1)
Robert Lin	53	President and Chief Executive Officer of MTI Marketing Techniques, Inc.	1988	2011(1)
Norman Wolfe	63	President of Quantum Leaders, Inc	2001	2011(1)
Class I Directors:
Dr. John Foster	52	Chairman and Chief Executive Officer of Innovative Microtechnology, Inc.	2009	2012
William McGinnis	52	Chief Executive Officer and President of the Company	1994	2012
Donald Tringali	53	Chairman of the Board of the Company and President of Augusta Advisory Group	1999	2012
Class II Directors:
Aaron Cohen	74	Co-founder and Vice Chairman of the Board of the Company	1975(2)	2013
Justin Jacobs	36	Managing Director of Mill Road Capital, L.P.	2011	2013
Dan Yates	50	President and Chief Executive Officer of Regents Bank	2003	2013

___________________________

(1)	Director-nominee slated for re-election at the Annual Meeting.

(2)
Mr. Cohen began serving as a director of the Company in 1975 and has served every year since then, except for the period of time from June 1988 until 1997 when he served as a director of the Company's spin off United Education & Software, Inc. (UES). Small Business Administration regulations prohibited Mr. Cohen from serving as a director of the Company while he served on the board of UES.

John Gibbons has been an independent consultant since April 2004. Prior to April 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider. He is a director of Deckers Outdoor Corporation, (NASDAQ: DECK), a designer, producer and brand manager of innovative, high-quality footwear. The Nominating Committee believes that Mr. Gibbons' extensive experience as a chief executive officer of several companies, directorship of other public companies and background as a certified public accountant, together with his financial experience and acumen, provide substantial support for his nomination and service as a director of the Company.

Robert Lin has been President and Chief Executive Officer of MTI-Marketing Techniques, Inc., a manufacturer and distributor of products for the advertising specialty and premium markets, for more than five years. The Nominating Committee believes that Mr. Robert Lin's substantial service as the chief executive officer of a manufacturing and distribution company, operational responsibilities, significant experience with the Company and track record of achievement provide substantial support for his nomination and service as a director of the Company.

Norman Wolfe has been President and Chief Executive Officer of Quantum Leaders, Inc., a management consulting firm specializing in strategy execution, for more than five years. Mr. Wolfe holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Nominating Committee believes that Mr. Wolfe's substantial experience as chief executive officer of a company, extensive experience in providing consulting services to a broad spectrum of businesses, and deep knowledge and experience in corporate governance matters provide substantial support his nomination and service as a director of the Company.

Dr. John Foster has been the Chairman and Chief Executive Officer of Innovative Micro Technology, Inc., a MEMS (micro-electromechanical systems) contract manufacturer and foundry, for more than five years. The Nominating Committee believes that Dr. Foster's background and experience in technology-driven companies, his public company chief executive officer experience, foreign company operational responsibilities, and experience in the development of innovative technologies provide substantial support for his nomination and service as a director of the Company.

William McGinnis is President and Chief Executive Officer of the Company. He has been associated with the Company continuously since 1980. The Nominating Committee believes that Mr. McGinnis' extensive management, operational and engineering experience and acumen, his long history with the Company, and his proven record of attaining operational and financial objectives under a variety of economic and competitive conditions provide substantial support for his nomination and service as a director of the Company.

Donald Tringali became Chairman of the Board effective May 1, 2010. Prior to that, he was Vice Chairman of the Board from June 1996.  He also has been President of the Augusta Advisory Group, a management consulting company, for more than five years. The Nominating Committee believes that Mr. Tringali's extensive experience as a senior corporate officer of a public company, consulting work with various businesses and organizations, experience as a lawyer, and broad knowledge of mergers, acquisitions, legal and financial matters affecting public companies provide substantial support for his nomination and service as a director of the Company.

Aaron Cohen is a founder, Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961. The Nominating Committee believes that Mr. Cohen's long-time history with and significant knowledge of the Company as one of its founders, his experience as a chief executive officer and director of a public company, and extensive expertise in engineering operations provide significant support for his nomination and service as a director of the Company.

Justin C. Jacobs is a managing director at Mill Road Capital L.P, a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. Prior to joining Mill Road Capital, Mr. Jacobs worked at LiveWire Capital, an investment and management group focused on control, operationally-intensive buy-outs of small companies. Prior to LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group. Mr. Jacobs is a member of the Board of Directors of Galaxy Nutritional Foods. The Nominating Committee believes that Mr. Jacobs’ extensive experience as a private equity and investment professional, his significant financial expertise particularly as related to acquisitions, his operating experience at numerous portfolio companies including a role as an interim Chief Operating Officer, and his role as a representative of the Company’s largest shareholder combined provide a unique perspective with respect to maximizing value for all shareholders and provide substantial support for his nomination and service as a director of the Company.

Dan Yates is President and Chief Executive Officer of Regents Bank, which he helped establish in 2001. The Nominating Committee believes that Mr. Yates' significant experience as president of a commercial bank, his extensive knowledge of commercial lending, and intimate knowledge of financing of a variety of commercial businesses and attainment of financial objectives provide substantial support for his nomination and service as a director of the Company.

None of the director-nominees was selected pursuant to any arrangement or understanding other than with the Company's directors and executive officers acting within their capacities as such.

In the recent financing transaction completed with Mill Road Capital, L.P. ("Mill Road") on June 27, 2011 we entered into certain agreements that gave Mill Road the right to appoint a member to our Board of Directors for so long as they own 5% of our outstanding common stock.  Mill Road designated Justin Jacobs as their initial designee to our Board of Directors.  Mr. Jacobs was appointed to serve as a Class II director on July 20, 2011.  In connection with the appointment two of our current directors voluntarily agreed to a change in their term.  Mr. John Foster moved from a Class II to a Class I director whose term will expire in 2012.  Mr. John Gibbons, who was a Class I director was designated a Class III director and he is a director nominee for re-election in 2011.

If at any point in time Mr. Jacobs ceases to serve, and Mill Road does not have a designee on our Board of Directors, we have agreed to give Mill Road notice of any shareholder meeting where directors shall be elected and, if they provide us with notice, to add their designee to our slate of nominees for election to the Board in the proxy statement for the meeting.  To the extent it is not reasonably practicable to add the Mill Road designee in the proxy statement before the meeting, or the Mill Road designee declines to be added, we have agreed to take such action as may be necessary, including increasing the size of the Board, in accordance with the bylaws of the Company, to appoint a Mill Road designee to our Board immediately after the conclusion of such meeting.

Director Independence

The Board of Directors has determined that each of the current directors and nominees listed above, except Aaron Cohen, Robert Lin, and William McGinnis, is, or would be if elected, an independent director of the Company within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF
 JOHN GIBBONS, ROBERT LIN, AND NORMAN WOLFE AS CLASS III DIRECTORS.

*****

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit its financial statements for the fiscal year ending January 31, 2012. The decision of the Board of Directors was based on the recommendation of the Audit Committee. Ernst & Young LLP has acted as the Company's independent registered public accounting firm since its appointment during fiscal year 1990.  A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, but if present will be provided with the opportunity to make a statement if the representative desires to do so, and would expected to be available to respond to appropriate questions.

Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our shareholders.  Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.  If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2012.

*****

PROPOSAL NO. 3:
               SHAREHOLDER PROPOSAL TO RECOMMEND BOARD OF DIRECTORS TO RETAIN INVESTMENT BANKING FIRM TO SOLICIT THE SALE OF THE COMPANY

The following is a proposal that the Company received from David Gabai, P.O. Box 91252, Encino, California 91416.  Mr. Gabai represents that he is a shareholder of the Company.  The Company is not responsible for the contents of Mr. Gabai's proposal or his supporting statement.  The response of the Board of Directors is set out below the shareholder proposal.  The proposal and supporting statement are quoted verbatim below:

SHAREHOLDER SUPPORTING STATEMENT

As a shareholder of over 12 years, I request that the following proposal be included in the next proxy to be voted on at the company's next shareholder meeting. The reason for this request is as follows.

It was made clear at last year’s meeting when a shareholder asked "If you would like the company to be sold, stand up" and over 60% of the room stood up.

Recently three shareholders (representing 23.13% of the outstanding shares as of June 9, 2010) have since filed a 13D to sell their shares as a group. In addition, Sandler Capital (holder of another 8.09% as of 1/4/2011) expressed in a letter to the board, included in their SEC Filing (dated 9-29-10) that they would like "the Company to explore strategic alternatives and a sale of the Company:”

It is my opinion that shareholders are frustrated with the company and current Board of Directors as evidenced by the defeat of their last effort last year to pass a stock option bonus plan for themselves and certain employees. This plan would have been dilutive to the common shareholder.

It is also my opinion that the only way shareholders will ever have an opportunity to maximize their deserved value is if the company is sold.

SHAREHOLDER PROPOSAL

As a shareholder, I urge the board of NTS Corporation to hire an investment banking firm to initiate a search for a potential buyer of the company in order to maximize shareholder value.

Vote is to be answered   "FOR" or "AGAINST".

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Board of Directors believes that the shareholder proposal set forth above (the “Shareholder Proposal”) is not in the best interest of the Company or its shareholders and unanimously recommends that you vote “AGAINST” it.

The Board of Directors regularly reviews a variety of strategic alternatives for creating value for the Company’s shareholders. The Board of Directors recognizes the importance of its fiduciary duties to all shareholders.  The Board of Directors has evaluated, and will continue to evaluate, any strategic proposal received by the Company or proposed by management in the context of the best interests of the Company and its shareholders. From time to time, the Board of Directors engages financial advisors to advise it with respect to the value of the Company and potential strategic transactions.  The Board of Directors believes, however, that hiring an investment banking firm for the specific purpose of initiating a search for a potential buyer of the Company at the present time would not maximize shareholder value and could be detrimental to the interests of the shareholders and the Company.

Neither the Board of Directors nor management is opposed to initiating a sale process at the right time; however, undertaking a process at the wrong time, and under the wrong circumstances, would be detrimental to shareholders.   The Board of Directors recommends a vote against the above proposal for the following reasons:

The Board of Directors believes that the Company is strategically positioned to take advantage of its dominance in the testing industry and to create substantial value for shareholders in the near term.  Since the transition of leadership from the former long-time CEO, Jack Lin, to the new management team led by CEO William McGinnis, the Company has achieved record financial performance. What is more impressive, much of this growth has been achieved in the midst of the worst financial crises in a generation.  Part of the Company’s business strategy is to increase shareholder value through acquisitions and other growth initiatives that its competitors, who have not enjoyed NTS’s recent financial success, may not be in a position to execute. The Board of Directors and management believe that the Company will have many potential opportunities to significantly enhance shareholder value over the near term. After nearly fifty years of modest growth and shareholder returns, the Board of Directors and management believe the Company is positioned to generate substantial, rather than merely incremental, shareholder returns.

The interests of management and the Board of Directors are aligned with the shareholders.  Under the Long-Term Incentive Plan currently in place for senior management, a substantial portion of management’s compensation is tied directly to increases in the price of the Company’s Common Stock. Similarly, a substantial portion of compensation to Directors is in the form of restricted Common Stock. Accordingly, the economic incentives put in place by the Board of Directors through its compensation practices closely align the interests of management and the Board of Directors with the shareholders.

The Board of Directors regularly reviews strategic alternatives for the Company.  The Board of Directors, a majority of which is comprised of independent directors, takes its fiduciary duties very seriously including its responsibility to protect the interests of ALL SHAREHOLDERS.  The Board of Directors, along with its financial advisors, regularly reviews information that is not available to all shareholders and makes strategic decisions that it feels will enhance shareholder value for all of the Company’s shareholders.  This is to be distinguished from individual shareholders, who because of their own personal situation, and without the benefit of all information available to the Board of Directors, may have a desire for a particular action, such as a sale of the Company, even if it is not in the best interests of ALL SHAREHOLDERS.

Approval of the Shareholder Proposal could negatively impact the Company’s ability to do business. The Company’s commercial success, and ultimately its shareholder value, is highly dependent on the Company’s ability to build and maintain strong relationships with its customers and its personnel. The adoption of the Shareholder Proposal could result in uncertainty about the Company’s future which could adversely affect the Company’s ability to retain and attract customers and personnel, as well as its ability to enter into arrangements with third parties.  Any such development could cause a decline in revenues, profits and shareholder value.

Approval of the Shareholder Proposal could reduce the price realized by shareholders if and when the Company is sold.  The Board of Directors is not opposed to seeking a sale of the Company, if and when a sale is in the best interests of all shareholders. The Board of Directors regularly works with its financial advisors to evaluate potential strategic alternatives. If the Board of Directors receives an offer to acquire the Company it will evaluate it on its merits.  However, if the Shareholder Proposal is approved, and the Board of Directors at sometime in the near future determines to initiate a process to sell the Company, prospective acquirers would recognize that the Board of Directors is acting under pressure from shareholders, giving the Board of Directors little bargaining power in the negotiations.  The Shareholder Proposal could have significantly negative impact on the price ultimately realized by shareholders.

Based upon all of the factors outlined above, the Board of Directors believes that the Shareholder Proposal is not in the best interests of the Company or its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL 3.

*****

PROPOSAL NO. 4:
THE BYLAW AMENDMENT PROPOSAL BROUGHT BY THE SHAREHOLDER GROUP

The Shareholder Group has notified the Company that it intends to present a proposal for shareholder action at the Annual Meeting, which proposal will seek to amend the Company’s Bylaws by: (i) amending Section 3.2 to eliminate the range of the number of directors serving on the Company’s Board of Directors from nine (9) to seventeen (17), (ii) amending Section 3.2 to fix the size of the Board of Directors at nine (9) members, and (iii) if Section 3.2 is so amended, amending Section 9.2 of the Company’s Bylaws to allow only shareholders to further amend or repeal Section 3.2 of the Company’s Bylaws (the "Bylaw Amendment Proposal").

The Bylaw Amendment Proposal, if presented, is NOT endorsed by the Board of Directors, and we urge you NOT to sign or return any proxy card that you may receive from the Shareholder Group.

Section 3.2 of the Company's Bylaws provides for a range of the number of directors, with the specific number set by resolution of the board from time to time.  Section 212 of the California General Corporation law provides that bylaws may fix the exact number of directors to serve on the board or may specify that "the number of directors shall be not less than a stated minimum nor more than a stated maximum (which in no case shall be greater than two times the stated minimum minus one), with the exact number of directors to be fixed, within the limits specified, by approval of the board or the shareholders."  Our Board of Directors believes that it is typical and customary for bylaws to allow the Board of Directors to fix the exact size of the board from time to time within a specified range.

The purpose of having a range of directors is to provide the Board of Directors with the flexibility to make changes in its composition, within the specified range, without the expense and delay associated with holding a shareholder 's meeting to approve a bylaw amendment.  Our Board of Directors believes it is important to have the ability to offer a directorship position to a qualified individual that we believe can make a significant contribution without having to (i) call a special meeting of the shareholders, (ii) wait until the next regularly scheduled annual meeting of the stockholders or (iii) request the resignation of a current director in order to make room for a new candidate.

In connection with the recent Mill Road transaction, we agreed to provide Mill Road with the right to designate a director to our Board of Directors, as is customary in substantial minority investment transactions.  If for any reason, the Mill Road designee was not elected to serve at a shareholders meeting, we would be contractually obligated to create a board position for the Mill Road designee.  In such an event, the Board may want to have the flexibility to increase the size of the Board of Directors to accommodate an additional director, rather than having to seek the resignation of an existing director.

In addition, our strategic growth plan contemplates that we will grow through acquisitions.  In connection with any such acquisition, the target company may request or our Board of Directors may deem it advisable to include a representative associated with the target company on our Board of Directors.  Not having this flexibility could restrict the Company from completing transactions which could add substantial shareholder value.

For all of the foregoing reasons, the Board of Directors believes that it is important for the Company that Section 3.2 of the Bylaws not be amended.

The Board of Directors recommends a vote AGAINST the adoption of the Bylaw Amendment Proposal. Proxies solicited by the Board of Directors will be voted AGAINST the Bylaw Amendment Proposal unless a contrary vote is specified.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

CORPORATE GOVERNANCE AND OTHER MATTERS

Leadership Structure

Effective May 1, 2010, the Company's Board of Directors appointed Mr. Tringali as its Chairman. Mr. Tringali, an independent, nonexecutive director, was formerly a Vice Chairman of the Board of Directors and has been a director of the Company since 1999. We believe that the separation of the roles of the Chairman and the Chief Executive Officer presents the best governance structure for the Company and provides for independent oversight of management at the Board leadership level. The Chairman role provides our outside directors with a platform to control agendas and discussion for board meetings. In addition, the role creates a focal point for efficient communication between the Board of Directors and Company management.

The Board of Directors and Committees

The Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board of Directors held ten meetings during the last fiscal year. Each director attended at least 75 percent of the meetings of the Board of Directors and each Committee on which he served during the fiscal year ended January 31, 2011.

Audit Committee

The Company's Board of Directors has an Audit Committee consisting of Messrs. Gibbons, Foster and Yates. Mr. Gibbons is Chairman of the Audit Committee. The function of the Audit Committee is to meet with the independent registered public accounting firm engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held eight meetings during the fiscal year ended January 31, 2011. The Board has determined that all Audit Committee members are "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Board of Directors has determined that John Gibbons qualifies as an "audit committee financial expert" under SEC rules and regulations. A copy of the written charter of the Audit Committee, adopted by the Board of Directors, is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Compensation Committee

The Company's Board of Directors has a Compensation Committee consisting of Messrs. Gibbons, Foster and Yates. Dr. Foster is the Chairman of the Compensation Committee. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company's executive officers and to review Board compensation. The Compensation Committee also administers the Company's stock option plan, long term incentive plan and senior executive retirement plan. The Compensation Committee held three meetings during the fiscal year ended January 31, 2011. The Board of Directors has determined that all Compensation Committee members are "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of such charter is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

In order to ensure the Company is compensating its executives and directors appropriately, the Compensation Committee has retained Vision Link Advisory group to assist the Committee with its responsibilities regarding the Company's executive and director compensation programs. Vision Link's fees for the consulting services provided to the Committee in fiscal year 2011 were $25,000 related to advice on executive compensation and $11,150 for additional services.

Governance Committee

The Company's Board of Directors has a Governance Committee consisting of Messrs. Wolfe, Yates and Tringali. Mr. Wolfe is Chairman of the Governance Committee. The function of the Governance Committee is to consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors and to take a leadership role in shaping the corporate governance of the Company. The Governance Committee also assesses the size and structure of the Board of Directors and Board committees and coordinates evaluation of Board performance. The Governance Committee held three meetings during the fiscal year ended January 31, 2011.

The Governance Committee periodically reviews the composition of the board and identifies those qualities, including diversity that supports the Company’s strategic direction. Although the Committee does not have a formal diversity policy, it believes that diversity is an important consideration in evaluating board composition. Among the factors considered are personal, professional and cultural experiences that will ensure the board as a whole contributes a diversity of perspectives that represents the variety of stakeholders we serve.

The Board of Directors has determined that all Governance Committee members are "independent," as defined under the applicable Nasdaq listing standards. The Governance Committee operates under a written charter adopted by the Board of Directors. A copy of such charter is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Nominating Committee

The Nominating Committee assists the Board of Directors in the selection of nominees for election to the Board. The Nominating Committee consists of Messrs. Gibbons, Tringali and Yates. Mr. Tringali is Chairman of the Nominating Committee. The Nominating Committee held one meeting during the year ended January 31, 2011.  Each of Messrs. Gibbons, Tringali and Yates were and are deemed to be "independent," as defined under the applicable Nasdaq listing standards.

In evaluating potential nominees for the Board, the Nominating Committee considers a variety of factors, including high personal integrity and business ethics; strong interpersonal and problem solving skills; ability to contribute based on business experience and contacts; financial literacy and understanding of business metrics; ability to provide a different perspective to issues; knowledge of the Company’s business and/or industry; and corporate governance standards established by Nasdaq. Among the factors to be considered in evaluating a candidate are personal, professional and cultural experiences that will insure that the Board as a whole contributes a diversity of perspectives. A copy of the Nominating Committee charter is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Effective April 7, 2011, Dr. Jack Lin, a former CEO and Chairman of the Board of the Company, resigned his position as a Class III director. Subsequent to such resignation, the Nominating Committee has worked closely with the independent directors and the entire board to identify a nominee to fill the board vacancy created by Dr. Lin’s resignation. One June 27, 2011, the Company completed an investment transaction with Mill Road Capital which entitled Mill Road Capital to one seat on the Company’s Board of Directors as long as Mill Road Capital owns at least 5% of the outstanding stock of NTS. On July 20, 2011, the Nominating Committee recommended, and the Board of Directors approved, the appointment Justin C. Jacobs, a representative of Mill Road Capital, to the Board of Directors to fill the vacancy created by the resignation of Dr. Lin.

Code of Ethics

The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and chief accounting officer, of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on the Company's website located on the Internet at www.ntscorp.com, under "Investor Information." The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on its website within four business days following the date of such amendment or waiver.

Board Effectiveness

It is important that the Company’s Board of Directors and its committees are performing effectively and in the best interests of our company and our stockholders. To that end, our Board of Directors performs an annual self-assessment, led by the chair of the Governance Committee, to evaluate its effectiveness in fulfilling its obligations.

Board’s Role in Risk Oversight

The Board of Directors has an oversight role in managing our risk. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Director Attendance at Annual Meeting

The Company does not have a policy regarding director attendance at the Company's annual meetings of shareholders, although it encourages all directors to attend. All current directors attended the Company's 2010 annual meeting of shareholders. Jack Lin, a director at the time, did not attend the 2010 annual meeting of shareholders.

EXECUTIVE OFFICERS

The following table sets forth, as of May 20, 2011, the names of, and certain information concerning the Company's executive officers who do not also serve as directors:

Name	Age	Position
Douglas Briskie	47	Senior Vice President, Corporate Development. Mr. Briskie has served as Senior Vice President Corporate Development since 2007, and has been associated with the Company since 1987.
Derek Coppinger	41	Senior Vice President, Corporate Development. Mr. Coppinger has been Senior Vice President Corporate Development since 2007, and has been associated with the Company since 1998.
Raffy Lorentzian	55
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary. Mr. Lorentzian has been the Chief Financial Officer since 2007. He has been associated with the Company since 1997.

Dwight Moore	48	Senior Vice President, Chief Operating Officer. Mr. Moore has been the Chief Operating Officer since 2006 and has been associated with the Company since 1997.

None of the executive officers was selected pursuant to any arrangement or understanding other than with the Company's executive officers acting within their capacities as such.

ITEM 11.	EXECUTIVE COMPENSATION.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for each of the two fiscal years ended January 31, 2011 and 2010.

Name and Principal Position	Fiscal Year End	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)			Total ($)
William McGinnis,	2011		$347,162		$100,742	----	----		$158,855		$83,325	(5)		$690,084
President and Chief Executive Officer	2010		$324,450		$110,313	----	----		$194,007		$71,195			$699,965
Dwight Moore, (7)	2011		$241,900		$67,035	----	----		$93,043		$22,492	(6)		$424,470
Sr. Vice President and Chief Operating Officer		$		$				$		$			$
Raffy Lorentzian,	2011		$220,420		$63,963	----	----		$100,860		$36,257	(6)		$421,500
Sr. Vice President and Chief Financial Officer	2010		$206,000		$70,040	----	----		$132,572		$24,372			$432,984

(1)	Reflects bonuses awarded in accordance with the Company’s existing short term bonus plan which is based on the Company achieving certain profit targets.
(2)	We did not grant any stock awards to our named executive officers for the fiscal years ended January 31, 2011 and 2010.
(3)	We did not grant any stock option awards to our named executive officers for the fiscal years ended January 31, 2011 and 2010.
(4)
The Non-Equity Incentive Plan Compensation represents the amount earned by the named executive officers pursuant to the Long-Term Incentive Plan (“LTIP”) adopted by the Company in fiscal year 2007. The amounts reflected on the "Summary Compensation Table" represent amounts vested and not amounts paid. In general, LTIP participants only receive payments under the LTIP if the Company’s earnings per share increase over the award period (three years).

(5)
Includes annual vested amount of $49,708 pursuant to the Company’s 2006 Supplemental Executive Retirement Plan, reimbursements of uninsured medical expenses of $24,517 and premiums towards life insurance of $9,100.

(6)	Represents annual vested amount pursuant to the Company’s 2006 Supplemental Executive Retirement Plan
(7)	Mr. Moore was not a named executive officer in fiscal 2010.

Outstanding Equity Awards

The table below summarizes the current holdings of option awards by our named executive officers as of January 31, 2011.  Each option grant has a maximum 10 year term and is shown separately for each named executive officer and vests at a rate of 25% on each of the first four anniversaries of the date of grant.  There were no outstanding stock awards held by our named executive officers as of January 31, 2011.

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Options UnExercisable	Option Exercise Price	Option Expiration Date
Name	(#)	(#)	($)
William McGinnis	22,000	-	$4.45	6/27/2013
	15,000	-	$4.56	6/28/2014
	25,000	-	$4.76	12/1/2015
Dwight Moore	350	-	$2.04	6/27/2011
	3,750	-	$1.81	8/3/2011
	11,000	-	$4.45	6/27/2013
	5,000	-	$4.56	6/28/2014
	17,500	-	$4.76	12/1/2015
Raffy Lorentzian	5,000	-	$2.04	6/27/2011
	3,500	-	$1.81	8/3/2011
	5,000	-	$2.92	12/13/2012
	4,000	-	$4.45	6/27/2013
	5,000	-	$4.56	6/28/2014
	13,000	-	$4.76	12/1/2015

Employment Agreements

The Company has not entered into employment agreements with any of its named executive officers.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain executive officers and key employees of the Company including the named executive officers. These agreements are intended to provide continuity of management in the event of a change-in-control of the Company. The agreements provide that the named executive officers could be entitled to certain severance benefits following a change in control of the Company, if their employment is terminated by the Company without "cause" or by employee for "good reason". Under the change-in-control agreements, a change-in-control would include any of the following events: (i) any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 50 percent or more of the Company's voting securities or (ii) shareholders approve certain mergers, or liquidation, or sale of the Company's assets.  Termination for "cause" includes termination based on acts of dishonesty taken with the intent of personal enrichment; willful acts that constitute gross misconduct and are injurious to the Company; and conviction of a felony which the Board, in its discretion, believes will have a material detrimental effect on the Company's reputation or business.  Resignation for "good reason" includes resignation predicated on a material reduction in duties, position or responsibilities; reduction of base or overall compensation package; material reduction in benefits package; or certain relocations.

Pursuant to the change-in-control agreement, if one of our named executive officer’s employment is involuntarily terminated within twelve months following a change in control of our Company, he will receive a payment equal to two times his annual cash compensation (which is generally defined to be the greater of the highest amount of cash compensation received in any twelve month period or the highest rate of annual base salary during the twelve month period preceding the change in control), payment of medical and related benefits for a period of two years, and full accelerated vesting of all outstanding stock options. If the termination without cause occurs more than twelve but less than twenty-four months following a change in control, the executive will receive a payment equal to his or her annual cash compensation, payment of medical and related benefits for a period of one year, and full accelerated vesting of all outstanding stock options.  Payment of the severance benefits are conditioned on the named executive officer providing the Company with a release of claims.  The cash severance will be paid in a single lump sum payment between the 55th and 70th day after termination of employment.  In addition, the severance benefits for a named executive officer will be reduced if the named executive officer would retain a greater amount of after-tax benefits by avoiding the imposition of golden parachute excise taxes under Internal Revenue Code sections 280G and 4999.

Compensation on Separation of Employment

Regardless of the manner in which an executive officer terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

●	non-equity incentive compensation earned during the fiscal year, to the extent vested;
●	equity awarded pursuant to the “1994 stock option plan”, the “2002 stock option plan” and the LTIP to the extent vested;
●	amounts contributed and vested under our qualified retirement plan; and
●	unused vacation pay.

Pursuant to the supplemental executive retirement plan, each of our executive officers participating in the plan is entitled to the vested value of his or her account upon retirement, death or disability. Additionally, vesting is fully accelerated if his or her termination is due to attaining retirement age, death or disability. Finally, all unvested benefits become fully vested if the executive officer has ten or more years of employment with our Company at a time that the Company has a change in control.

Pursuant to the LTIP, each of our executive officers participating in the plan is entitled to the vested value of his or her account balance upon termination of employment. Additionally, vesting is fully accelerated if the executive officer dies, becomes disabled, or the executive is terminated without cause within twenty four months following a change in control of the Company.

Risk Considerations in our Compensation Programs

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non-cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. Our cash incentive program has traditionally been weighted on multiple financial metrics including revenues, operating income and new customer retention. Those metrics are evaluated each year based on perceptions of operating issues most critical to the Company's short and long term success. Our equity incentive grants have traditionally been structured to provide longer term incentive. Our Compensation Committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors spend fulfilling their duties to our Company as well as the skill level required by our Board members.

We believe that our director compensation is competitive with the compensation offered by our peer group  of companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

Cash Compensation Paid to Board Members

For the fiscal year ended January 31, 2011, members of our Board who were not employees of our Company received an annual cash retainer and additional cash compensation based upon committee memberships and chairmanships.  Directors who are also our employees, other than Dr. Lin during his tenure, receive no compensation for their services as directors.

Restricted Stock Program

Our compensation philosophy has generally moved away from making grants of stock options. Therefore, no option awards were granted in the fiscal year ended January 31, 2011. Our non-employee directors did, however, receive restricted stock awards. Restricted stock awards vest over four years of service at the rate of 25% annually on the anniversary of the date of grant.  On March 17, 2011 we granted members of the Special Committee of our Board of Directors an aggregate of 30,000 shares of restricted common stock.  The price of our common stock was $5.51 on the date of grant. On July 16, 2010 we granted our non-employee directors an aggregate of 24,054 shares of restricted stock.  The stock price on the date of grant was $7.92 per share.

Director Summary Compensation

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended January 31, 2011.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name (1)	($)	($)(2)	($)(3)	($)
John Foster	38,011	31,752	-	69,763
John Gibbons	67,511	59,302	-	126,813
Robert Lin	28,011	31,752	-	59,763
Donald Tringali	64,011	201,254	-	265,265
Norman Wolfe	42,011	31,752	-	73,763
Dan Yates	46,261	31,752	-	78,013

(1)
William McGinnis is an executive officer of our Company and, therefore, his compensation is not reflected in this table. Mr. McGinnis receives no additional compensation for the services he renders as a director. Aaron Cohen is a director and an executive officer of our Company, but he is not a named executive officer. He receives no additional compensation for his services provided as a director.

(2)
Reflects the value as of the grant date of stock awards received in fiscal year 2011. As of January 31, 2011, each director has the following number of non-vested restricted stock awards outstanding: John Foster: 10,009; John Gibbons: 15,352; Robert Lin: 15,352; Donald Tringali: 30,702; Norman Wolfe: 15,352 and Dan Yates: 15,352.  During fiscal 2011, Mr. Tringali received 25,000 shares and Mr. Gibbons received 5,000 shares (valued at $137,750 and $27,550, respectively) as compensation related to special committee services.

(3)
We granted no stock option awards to our directors for the fiscal year ended January 31, 2011. As of January 31, 2011, each director has the following number of outstanding options: John Gibbons: 17,500; Robert Lin: 12,500; Donald Tringali: 10,000; Norman Wolfe: 22,500 and Dan Yates: 17,500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

Effective April 7, 2011 Dr. Jack Lin a co-founder of the Company and former Chairman of the Board resigned his position as a director. Dr. Jack Lin is the father of Robert Lin. There are currently no family relationships among the Company's current directors and executive officers.

Policies for Review of Related Party Transactions

Our Board of Directors has approved a written policy for the review, approval or ratification of all related party transactions with a value above $120,000, including loans between us and our officers, directors and principal stockholders and their affiliates. Under the charter of the Governance Committee of our Board of Directors, that committee is responsible for considering conflicts of interest of Board members and senior management, and, to the extent a conflict constitutes a related party transaction, the committee refers the matter to the Audit Committee for review and recommendation of what action is to be taken, if any, by our Board of Directors. All related party transactions are to be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Party Transactions

Except for compensation of our officers and directors reflected in the tables above, we had no related party transactions within the meaning of applicable SEC rules for the year ended January 31, 2011, except as follows.

Total payments of $15,700 were made to Quantum Leaders, Inc. during fiscal year 2011. Norman Wolfe, Director of the Company, is the President and Chief Executive Officer of Quantum Leaders, Inc.

Indemnification Agreements

Messrs. McGinnis, Moore and Lorentzian, the executive officers and the directors of the Company are parties to indemnification agreements with the Company. These agreements provide, among other things, that the Company shall (i) indemnify them against certain liabilities that may arise by reason of their status as executive officers or directors provided they acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred as a result of any proceeding against them by third parties or by or in right of the Company, where the indemnitee acted in good faith in a manner the indemnitee believed to be in the best interest of the Company (subject to repayment if it is determined that the indemnitee is not entitled to indemnification), and (iii) to make a good faith attempt to obtain directors' and officers' insurance. There is not any action of proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Common Stock

The following table presents information concerning the beneficial ownership of the shares of our common stock as of July 1, 2011 by:

●	each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each of our named executive officers (as defined below);
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. The address for each of our directors and named executive officers is c/o National Technical Systems, Inc., 24007 Ventura Boulevard, Calabasas, California 91302.

The percentage of beneficial ownership is based on a total 11,352,069 shares outstanding on July 1, 2011, including 114,845 restricted shares which remain subject to vesting. Shares of common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of July 1, 2011 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Title of Class of Stock	Amount and Nature of Beneficial Ownership		Percent of Class
5% Shareholders Mill Road Capital, L.P 382 Greenwich Avenue, Suite One Greenwich, CT 06830	Common Stock	1,662,566	(1)	14.3%
Dr. Jack Lin 24780 Hermosilla Court, Calabasas, California 91302	Common Stock	1,100,024	(2)	9.5%
Sandler Capital Management 711 Fifth Avenue New York, NY 10022	Common Stock	820,489	(3)	7.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	Common Stock	651,723	(4)	5.7%
Luis Antonio Hernandez 3069 Misty Harbour Drive, Las Vegas, Nevada 89117	Common Stock	620,160	(5)	5.5%
Sidney Meltzner 404 21st Street Santa Monica, California 90402	Common Stock	608,002	(6)	5.4%

Current Directors and Named Executive Officers:
Aaron Cohen	Common Stock	1,338,861	(7)(8)	11.8%
William McGinnis	Common Stock	194,892	(7)	1.7%
Robert Lin	Common Stock	160,435	(7)(8)	1.4%
Donald Tringali	Common Stock	138,174	(7)(8)	1.2%
John Gibbons	Common Stock	61,070	(7)(8)	**
Raffy Lorentzian	Common Stock	58,000	(7)	**
Norman Wolfe	Common Stock	55,080	(7)(8)	**
Dwight Moore	Common Stock	52,356	(7)	**
Dan Yates	Common Stock	45,309	(7)(8)	**
Dr. John Foster	Common Stock	12,009	(7)	**
All current directors and executive officers as a group (twelve persons)	Common Stock	2,196,958	(7)(8)	18.9%

** Indicates less than 1.0%
(1)
Based on Schedule 13D filed by this holder with the SEC on July 7, 2011. According to the Schedule 13D includes (a) 1,362,566 shares of Common Stock, and (b) warrants to purchase 300,000 shares of Common Stock that are exercisable within 60 days from the date of the Schedule 13D.

(2)
Based on Schedule 13D/A filed by this holder with the SEC on April 7, 2011. According to the Schedule 13D/A includes (a) 964,496 shares of Common Stock held directly by Dr. Lin, over which Dr. Lin has sole voting and dispositive power, (b) options to purchase 93,598 shares of Common Stock that have vested or will vest within 60 days from the date of this Schedule 13D and (c) 83,528 shares of Common Stock held by Dr. Lin jointly with his spouse, BettyAnn Lin, over which Dr. and Mrs. Lin share voting and dispositive power.

(3)	Based on Schedule 13D/A filed by this holder with the SEC on January 4, 2011.
(4)	Based on Schedule 13G/A filed by this holder with the SEC on February 11, 2011.
(5)
Based on Schedule 13D/A filed by this holder with the SEC on April 7, 2011. According to the Schedule 13D/A includes (a) 518,000 shares of common stock held by Mr. Hernandez jointly with his spouse, Jacqueline Hernandez, over which Mr. and Mrs. Hernandez share voting and dispositive power, and (b) an aggregate of 102,160 shares of common stock of the issuer held in the names of Mr. Hernandez’s four children, over which Mr. Hernandez and his children share voting and dispositive power. Mr. Hernandez disclaims beneficial ownership of the shares held by his children.

(6)
Based on Schedule 13D/A filed by this holder with the SEC on April 7, 2011. According to the Schedule 13D/A includes (a) 17,500 shares of common stock held by Mr. Meltzner jointly with his spouse, Carole Meltzner, over which Mr. and Mrs. Meltzner share voting and dispositive power, and (b) 338,002 shares of common stock of the issuer directly held by CAS Foundation, over which Mr. Meltzner, as trustee of CAS Foundation, has sole voting and dispositive power. Mr. Meltzner disclaims beneficial ownership of the shares held by CAS Foundation.

(7)
Includes shares covered by options exercisable within 60 days of July 1, 2011, as follows: Cohen, 21,000; Gibbons, 17,320; R. Lin, 10,000; Lorentzian, 27,000; McGinnis, 62,000; Moore, 37,250; Tringali, 10,000; Wolfe, 10,000 and Yates, 17,500.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on information provided to the Company by individual officers and directors, the Company believes that during the fiscal year ended January 31, 2011 all filing requirements applicable to officers and directors have been complied with.

Based on information contained in Amendment No 1 to Schedule 13D filed on April 7, 2011 by the Shareholder Group, the members of the Shareholder Group beneficially own in the aggregate more than 22% of the Company’s outstanding shares of common stock. Pursuant to Rule 13d-5(b)(1), all the members of a Section 13(d) reporting group are deemed to have acquired beneficial ownership of all equity securities of that issuer beneficially owned by all other members of the Section 13(d) reporting group in the aggregate.  Accordingly, each of Luis Hernandez, Sidney Meltzner and CAS Foundation is deemed to beneficially own approximately 22.5% of the outstanding shares of the Company.  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires every person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security to file the statements required by Section 16, which includes Forms 3, 4 and 5.

None of Luis Hernandez, Sidney Meltzner and CAS Foundation is in compliance with such Section 16 reporting obligations as a result of the respective failure of each to make the required Section 16 filings with the SEC to report the beneficial ownership of more than 10% of the Company’s securities.

Potential Change in Control

On April 7, 2011, the Shareholder Group filed a Schedule 13D with the SEC indicating that the four shareholders control or share voting and dispositive power over an aggregate of 2,379,784 shares the Company’s outstanding common stock, and that they were acting together as a group. According to the Schedule 13D, the Shareholder Group has acquired their shares for investment intent. The Shareholder Group has also stated in a press release dated April 14, 2011 that they intend to propose a slate of Class III directors. If the Shareholder Group is successful in securing any board positions they have stated that they will seek to have the Board of Directors engage an investment banker to solicit a sale of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors each of whom is "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our corporate website at www.nts.com.

The Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company's accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls and oversees the internal audit function.

The Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Rule 3526 of the Public Company Accounting Oversight Board and discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2011 for filing with the SEC.

The Committee also recommended to the Board of Directors, and the Board has appointed, Ernst & Young LLP to audit the corporation's financial statements for the fiscal year ending January 31, 2012, subject to shareholder ratification of that appointment.

AUDIT COMMITTEE
John Gibbons,Chairman
John Foster
Dan Yates

The information contained in this Audit Committee report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

AUDIT FEES AND RELATED MATTERS

The Company paid the following fees to Ernst & Young LLP during fiscal years ending January 31, 2011 and 2010, respectively:

	2011	2010
Audit Fees	$427,300	$428,600
Audit-Related Fees	115,200	25,000
Tax-Related Fees	-	-
All Other Fees	-	-

The audit and audit-related fees for the years ended January 31, 2011 and January 31, 2010 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, consents, financial due diligence on prospective transactions and assistance with review of documents filed with the SEC.

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers the Company's engagement of Ernst &Young LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. All services provided by Ernst & Young LLP during the fiscal years ended January 31, 2011 and 2010 were pre-approved by the Audit Committee. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Ernst & Young LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Ernst & Young LLP of the non-audit services related to the fees on the table above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Requirements for shareholder proposals to be considered for inclusion in the Company’s proxy materials:

SEC rules and regulations provide that a shareholder wishing to include a proposal in the proxy statement for the Company's 2012 annual meeting of Shareholders must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 24007 Ventura Boulevard, Calabasas, California, 91302, no later than [●], 2012.

Requirements for shareholder proposals to be brought before an Annual Meeting:

In accordance with the Company’s Bylaws, shareholders must deliver notification of their intent to submit a proposal or director nomination for consideration at the 2012 annual meeting between [●], 2012 and [●], 2012.

Shareholders who wish the Nominating Committee to consider a candidate for nomination as a director at the 2012 annual meeting of shareholders must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2012 annual meeting.  The Nominating Committee considers all nominees on their merits.

A shareholder's notice of a proposed nomination for director to be made at an annual meeting must include the following information:

●	the name and address of the shareholder proposing to make the nomination and of the person or persons to be nominated;

●
a representation that the holder is a shareholder entitled to vote his, her or its shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

●	a description of all arrangements or understandings between the shareholder(s) supporting the nomination and each nominee;

●	any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination; and

●	the consent of the nominee(s) to serve as director if elected.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the members of the Audit Committee, the Compensation Committee, the Governance Committee and the Nominating Committee, or with the Company's independent directors as a group, by writing to any such person or group c/o of the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the proviso that any communication that is not distributed will be made available to any independent director upon that director's request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline.

SEPARATE COPY OF ANNUAL REPORT OR PROXY MATERIALS

If you share an address with another shareholder, each shareholder may not receive a separate copy of our annual report and proxy materials.  Shareholders who do not receive a separate copy of our annual report and proxy materials, and who want to receive a separate copy, may request to receive a separate copy of our annual report and proxy materials by writing to Investor Relations at National Technical Systems, Inc., 24007 Ventura Boulevard, Calabasas, CA 91302 or by calling (818) 591-0776.  We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request.  Shareholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

QUESTIONS AND ADDITIONAL INFORMATION

If you have questions about the proposals being voted on or how to submit your proxy, please call Okapi Partners LLC, our proxy solicitor at (212) 297-0720 or toll-free at (877) 279-2311.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTES.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PRELIMINARY COPY — SUBJECT TO COMPLETION
DATED JULY 22, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

ê DETACH PROXY CARD HERE ê

The Board of Directors recommends a vote "FOR" the director-nominees "FOR" Proposal 2, "AGAINST" Proposal 3, "AGAINST" Proposal 4, and "FOR" Proposal 5.

1. Election of Directors.	☐	FOR all director-nominees listed below	☐	WITHHOLD AUTHORITY to vote for all director-nominees listed below	☐	FOR ALL EXCEPT (see instruction below)

Nominees:    01 John Gibbons  02 Robert Lin 03 Norman Wolfe
(INSTRUCTIONS: To withhold authority to vote for any individual director-nominee, write that director-nominee’s name on the space provided below.)

EXCEPTIONS

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. To approve shareholder proposal to urge the Board of Directors of the company to hire an investment banking firm to initiate a search for a potential buyer of the company in order to maximize shareholder value.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. To approve a shareholder proposal to amend our Bylaws to (i) eliminate the range of the number of directors from nine (9) to seventeen (17), (ii) to fix the size of the Board of Directors at nine (9) members, and (iii) to provide that any further change in the size of the Board of Directors would require shareholder approval.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.
IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR-NOMINEES, "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, "AGAINST" THE SHAREHOLDER PROPOSAL TO ADVISE THE BOARD OF DIRECTORS TO RETAIN AN INVESTMENT BANKER TO SOLICIT A SALE OF THE COMPANY, AND "AGAINST" THE BYLAW AMENDMENTS PROPOSED BY THE SHAREHOLDER GROUP.

Please sign exactly as your name appears hereon. Please date, and sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

Dated:	, 2011

Signature

Signature

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

Please Detach Here
ê You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope ê

ê DETACH PROXY CARD HERE ê

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

Tuesday September 27, 2011 at 11:00 a.m.

The undersigned hereby appoints Don Tringali and William McGinnis, and each of them, attorneys with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.

IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR-NOMINEES, "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, "AGAINST" THE SHAREHOLDER PROPOSAL TO ADVISE THE BOARD OF DIRECTORS TO RETAIN AN INVESTMENT BANKER TO SOLICIT A SALE OF THE COMPANY, AND "AGAINST" THE BYLAW AMENDMENTS PROPOSED BY THE SHAREHOLDER GROUP.

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

This proxy is valid only when signed and dated.

Notice of Internet Availability of Proxy Materials
NoTThe Notice of Meeting, proxy statement and proxy card are available at https://materials. proxyvote.com/[638104]